UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2018

VIRTUSA CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33625	04-3512883
(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

132 Turnpike Road Southborough, Massachusetts	01772
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 389-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreements.

Equity Purchase Agreement and related Share Purchase Agreement

On March 12, 2018, (i) Virtusa Corporation (the “Company”) entered into an equity purchase agreement by and among the Company, eTouch Systems Corp. (“eTouch US”) and each of the equityholders of eTouch US to acquire all of the outstanding shares of eTouch US, and (ii) certain of the Company’s Indian subsidiaries entered into an share purchase agreement by and among those Company subsidiaries, eTouch Systems (India) Pvt. Ltd (“eTouch India,” together with eTouch US, “eTouch”) and the equityholders of eTouch India to acquire all of the outstanding shares of eTouch India (together with the acquisition of eTouch US, the “Acquisition”).   The Company also completed the acquisition of eTouch US on March 12, 2018 and expects to complete the acquisition of eTouch India in the next several days.

Under the terms of the equity purchase agreement and the share purchase agreement, the Company will acquire all of the outstanding shares of eTouch US and eTouch India for approximately $140.0 million in cash, subject to certain adjustments, with up to an additional  $15.0 million set aside for retention bonuses to be paid to eTouch management and key employees, in equal installments on the first and second anniversary of the transaction. The purchase price will be paid in three tranches with $80.0 million paid at closing, $42.5 million on the 12-month anniversary of the close of the transaction, and $17.5 million on the 18-month anniversary of the close of the transaction, subject in each case to certain adjustments.  The Company utilized the net cash proceeds of a $70 million delayed draw term loan (the “DDTL”) funded pursuant to the Amended Credit Agreement (as defined below) and $10.0 million of cash on hand to make the payments due at the closing of the Acquisition.

Approximately $8 million of the first anniversary payment is subject to a hold back by the Company as security for the eTouch equityholders indemnification obligations under the equity purchase agreement.  The purchase price is subject to adjustment after the closing in the event the working capital associated with eTouch deviates from a threshold amount.

The foregoing description of the equity purchase agreement and the share purchase agreement and the transactions contemplated therein is qualified in its entirety by reference to the full text of the equity purchase agreement, which is attached as Exhibit 10.1, and the share purchase agreement, which is attached as Exhibit 10.2, to this Current Report on Form 8-K and is incorporated herein by reference.

The equity purchase agreement and share purchase agreement have been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, the equity holders or eTouch. The representations, warranties and covenants contained in the equity purchase agreement or share purchase agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the contracting parties, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the equity or share purchase agreement and should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the equity holders or eTouch or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the equity or share purchase agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Credit Agreement Amendment

On March 12, 2018 and in connection with the Acquisition, the Company entered into Amendment No. 1 to Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A. (the “Administrative Agent”) and the lenders party thereto (the “Credit Agreement Amendment”), which amends the Company’s Amended and Restated Credit Agreement, dated as of February 6, 2018, with such parties (as so amended, the “Amended Credit Agreement”) to, among other things, permit the consummation of the Acquisition.  Substantially concurrently with entering into the Credit Agreement Amendment, the Company incurred the DDTL and used the net cash proceeds thereof and cash on hand to make the payments due at the closing of the Acquisition.  The Credit Agreement Amendment contains customary terms for amendments of this type, including representations, warranties and covenants.  The foregoing description of the Credit Agreement Amendment is qualified in its entirety by reference to the Credit Agreement Amendment, which is attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 7.01.   Regulation FD Disclosure.

On March 12, 2018, the Company issued a press release announcing that it acquired eTouch.  The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward Looking Statements

Certain statements made in this Form 8-K that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “see,” “seeks,” “estimates,” “will,” “should,” “may,” “confident,” “positions,” “look forward to,” and variations of such words or words of similar meaning and the use of future dates. This press release contains express or implied forward-looking statements relating to, among other things, Virtusa’s expectations concerning management’s forecast of financial performance, the expected impact of the eTouch acquisition, the forecast of financial performance for eTouch, the growth of our business, and management’s plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond Virtusa’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: Virtusa’s inability to complete the acquisition of eTouch India on the expected timeline; Virtusa’s ability to assimilate and integrate the operations of eTouch; unanticipated acquisition related costs and negative effects on Virtusa’s reported results of operations from acquisition-related charges; Virtusa’s ability to achieve expected synergies and operating efficiencies in the acquisitions the Company has consummated, including the eTouch acquisition, within expected time-frames or at all; Virtusa’s dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; Virtusa’s ability to hire and retain enough sufficiently trained IT professionals to support its operations; Virtusa’s ability to expand its business or effectively manage growth; restrictions on immigration or changes in immigration laws; the loss of any key member of Virtusa’s senior management team, increasing competition in the IT services outsourcing industry; Virtusa’s ability to attract and retain clients and meet their expectations; Virtusa’s ability to sustain profitability or maintain profitable engagements; quarterly fluctuations in Virtusa’s earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period; Virtusa’s ability to successfully manage its billing and utilization rates and its targeted on-site to offshore delivery mix; technological innovation; Virtusa’s ability to effectively manage its facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in Virtusa’s operations areas; political or economic instability in India or Sri Lanka; any reduction or withdrawal of tax benefits provided to Virtusa by the governments of India and Sri Lanka, or new legislation by such governments which could be harmful to Virtusa; wage inflation and increases in government mandated benefits in India and Sri Lanka; telecommunications or technology disruptions; worldwide economic and business conditions; currency exchange rate fluctuations of the Indian and Sri Lankan rupee, the U.S. dollar and the U.K. pound sterling, the euro and the Swedish krona and other currencies in which we derive our revenue or incur expenses; and the volatility of the market price of Virtusa’s common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Virtusa undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in Virtusa’s public filings with the Securities and Exchange Commission, including Virtusa’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017, and subsequent Quarterly Reports on Form 10-Q, as filed with the Securities and Exchange Commission.

Item 9.01.   Financial Statements and Exhibits

a.     Financial statements of businesses acquired. The financial statements that may be required in connection with the Acquisition are not included in this Current Report on Form 8-K. The Company has not yet determined the significance of the Acquisition. Once the significance of the Acquisition is determined, the Company will file the required financial statements by an amendment to this Current Report on Form 8-K within 71 calendar days after the date this Current Report on Form 8-K was required to be filed with the Securities and Exchange Commission, if the Acquisition is determined to be significant.

b.     Pro Forma Financial Information. The financial statements that may be required in connection with the Acquisition are not included in this Current Report on Form 8-K. The Company has not yet determined the significance of the Acquisition. Once the significance of the Acquisition is determined, the Company will file the required financial information by an amendment to this Current Report on Form 8-K within 71 calendar days after the date this Current Report on Form 8-K was required to be filed with the Securities and Exchange Commission, if the Acquisition is determined to be significant.

(d)         Exhibits

10.1*	Equity Purchase Agreement by and among the Company, eTouch Systems Corp., and the equity holders thereof and Ani Gadre as equityholder representative, dated as of March 12, 2018.

10.2*

Share Purchase Agreement by and among Virtusa Software Services Private Limited, Virtusa Consulting Services Private Limited, eTouch Systems (India) Pvt. Ltd and the equityholders thereof, dated as of March 12, 2018.

10.3	Amendment No. 1 to Amended and Restated Credit Agreement dated March 12, 2018, by and among Virtusa Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A.

99.1	Press Release issued by Virtusa Corporation on March 12, 2018, furnished herewith.

* Schedules (or similar attachments) to the equity purchase agreement and the share purchase agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally copies of such omitted schedules (or similar attachments) to the Securities and Exchange Commission upon request.

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Equity Purchase Agreement by and among Virtusa Corporation, eTouch Systems Corp., and the equity holders thereof and Ani Gadre as equityholder representative, dated as of March 12, 2018.

10.2*

Share Purchase Agreement by and among Virtusa Software Services Private Limited, Virtusa Consulting Services Private Limited, eTouch Systems (India) Pvt. Ltd and the equityholders thereof, dated as of March 12, 2018.

10.3	Amendment No. 1 to Amended and Restated Credit Agreement dated March 12, 2018, by and among Virtusa Corporation, the lenders party thereto and JPMorgan Chase Bank, N.A.

99.1	Press Release issued by Virtusa Corporation on March 12, 2018, furnished herewith.

* Schedules (or similar attachments) to the equity purchase agreement and the share purchase agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish supplementally copies of such omitted schedules (or similar attachments) to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Virtusa Corporation

Date: March 12, 2018	By:	/s/ Ranjan Kalia
Ranjan Kalia
Chief Financial Officer (Principal Financial and Accounting Officer)